UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2018

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA 90503
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any  new or revised financial accounting standards provided pursuant to Section 13a) of the Exchange Act.

☑

ITEM 5.03Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

Amendment to By-Laws

On December 19, 2018, the Board of Directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) unanimously approved and adopted an Amendment No. 2 (the “Amendment”) to the By-Laws of the company, effectively immediately, to amend Article VI of the By-Laws to provide that the Board of Directors is empowered to adopt, amend or repeal the By-Laws. Article VI previously provided that the Board of Directors could do so only with the unanimous approval of the Board of Directors.

Amended Article VI provides that the stockholders of the company also will have power to adopt, amend or repeal the By-Laws. In addition to any vote of the holders of any class or series of stock of the company required by law or by the Certificate of Incorporation of the company, such action by stockholders will require the affirmative vote of the holders of a majority of the voting power of  the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

The Amendment also adds to the By-Laws a so-called Delaware forum bylaw in a new Article VII, which provides that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or agent or stockholder of the company to the company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws of the company, or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. The Amendment provides further that, if any action the subject matter of which is within the scope of this By-Law is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any current or former stockholder (including any current or former beneficial owner of stock), such person shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this By-Law; and (y) having service of process made upon such person in any such action by service upon such  person’s counsel in the Foreign Action as agent for such person.

The Amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision of new Article VII.

A copy of the Amendment is attached hereto as Exhibit 3.2 and incorporated by reference herein.  The foregoing summary is qualified in its entirety by reference to the text of the Amendment.

ITEM 9.01Financial Statements and Exhibits

(d)	Exhibits

We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Index to Exhibits

Exhibit No.	Description

3.2	Amendment No. 2 to By-Laws of Emmaus Life Sciences, Inc. (Formerly AFH Acquisition IV, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:December 20, 2018	EMMAUS LIFE SCIENCES, INC.

By:/s/ KURT KRUGER
Name:Kurt Kruger
Title:Chief Financial Officer

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